Exhibit 10.5

October 12, 2009

DIRECTV, Inc.
2230 East Imperial Highway
El Segundo, CA 90245
Attention:  Toby Berlin

Dear Toby:

Reference is made to that certain Amended And Restated Affiliation And License Agreement For DTH Satellite Exhibition Of Programming between DirecTV, Inc. (“Affiliate”) and Playboy Entertainment Group and Spice Hot Entertainment, Inc. (“Programmer”) made as of August 1, 2007 (the “Agreement”).

Except as modified expressly below, all terms of the Agreement are hereby ratified and remain in full force and effect.  All capitalized terms used herein shall have the meanings ascribed to them as set forth in the Agreement.

Affiliate and Programmer hereby agree to extend the Term of the Agreement as set forth in Paragraph 6.(a) through the earlier of the parties entering into a replacement agreement or November 14, 2009.

Very truly yours,

PLAYBOY ENTERTAINMENT GROUP, INC.		SPICE HOT ENTERTAINMENT, INC.

By	James J. Dietle	By	Catherine A. Zulfer
Title	Senior Vice President	Title	SR VP & Controller PEGI
Business and Legal Affairs

ACCEPTED AND AGREED:

DIRECTV, Inc.

By:	Toby Berlin
Title:	Vice President, Programming, Acquisitions